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                                    EXHIBIT 4

                             JOINT FILING AGREEMENT

     We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

                                     BB BIOTECH AG

Date:   May 26, 1998                 By:    /s/ Hans-Joerg Graf
                                            --------------------
                                     Name:  Hans-Joerg Graf
                                            Signatory Authority

Date:   May 26, 1998                 By:    /s/ Dr. Victor Bischoff
                                            ------------------------
                                     Name:  Dr. Victor Bischoff
                                            --------------------
                                            Vice Chairman and Director

                                     BIOTECH TARGET, S.A.

Date:   May 26, 1998                 By:    /s/ Dr. Andreas Bremer
                                            -----------------------
                                     Name:  Dr. Andreas Bremer
                                            --------------------
                                            Signatory Authority

Date:   May 26, 1998                 By:    /s/ Dr. Anders Hove
                                            --------------------
                                     Name:  Dr. Anders Hove
                                            --------------------
                                            Signatory Authority

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